Exhibit 4.11

WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE IN THE SECURITY BEFORE [●], 2018.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

DIAMEDICA THERAPEUTICS INC.

(Continued under the laws of Canada)

WARRANT

CERTIFICATE NO. [●]

THIS IS TO CERTIFY THAT:

is the registered holder of [●] transferable warrants of DiaMedica Therapeutics Inc.

The warrants (“Warrants”) of DiaMedica Therapeutics Inc. (the “Corporation”) represented by this certificate are issued upon the terms and subject to the conditions set forth in Schedule “A” attached hereto (the “Terms and Conditions”) and, by acceptance of this certificate, the holder agrees to be bound by all of the terms and conditions thereby.

This certificate may only be transferred, upon compliance with the conditions prescribed in this certificate and in the Terms and Conditions.

The Warrants represented by this certificate may only be exercised at the U.S. office of the Corporation at DiaMedica Therapeutics Inc., c/o DiaMedica USA Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, to the attention of the Chief Executive Office, upon surrender of this certificate with the exercise form on the reverse side hereof (or a separate notice on substantially the same form (the “Exercise Form”) duly completed and executed, and a certified cheque or bank draft payable to or to the order of the Corporation in immediately available funds, for the full purchase price of the Common Shares so subscribed for.

IN WITNESS WHEREOF, DiaMedica Therapeutics Inc. has caused this certificate to be executed by a duly authorized director or officer.

Dated the ___ day of __________________, 2017:

DIAMEDICA THERAPEUTICS INC. By:_________________________________________________ (Authorized Officer)

EXERCISE AND TERMS OF SUBSCRIPTION RIGHT

Subject to the terms, covenants, conditions and provisions attached to this Warrant Certificate as Schedule “A” (the “Terms and Conditions”) each whole Warrant entitles the holder thereof, at any time prior to 5:00 p.m. (Central time) on the Expiry Date (as defined below) (the "Time of Expiry") to acquire in the manner and subject to the restrictions and adjustments set forth herein and in the Terms and Conditions, one (1) fully paid and non-assessable common share ("Common Share") of DiaMedica Therapeutics Inc. (the “Corporation”) as such shares were constituted on the Effective Date, upon payment of USD$0.35 per share payable to the Corporation by way of certified cheque, money order or bank draft. The "Expiry Date" means December 19, 2019, or if on any date (the “Accelerated Exercise Date”) the volume-weighted average trading price of the Common Shares on the TSX Venture Exchange (or such other recognized Canadian stock exchange on which the Common Shares are then listed) equals or exceeds USD$0.60 per Common Share for a period of 21 consecutive Trading Days, then, at the Corporation’s sole discretion and upon the Corporation sending the holder written notice of such Accelerated Exercise Date (the “Acceleration Notice”) and issuing a news release announcing such Accelerated Exercise Date (the “Acceleration Press Release”), the day that is 21 days following the later of: (i) the date on which such Acceleration Notice is sent to the holder; and (ii) the date on which the Acceleration Press Release is issued. The Acceleration Notice shall be conclusively deemed to have been sent by the Corporation on the date the Acceleration Notice is sent by first class mail to the registered address of the Warrantholder as reflected on the register of Warrantholders maintained pursuant to the Terms and Conditions. Any Warrants not exercised prior to the Time of Expiry shall be void and of no effect. Any terms utilized herein and not otherwise defined shall have the meanings ascribed thereto in the Terms and Conditions.

A holder of Warrants may exercise his/her/its Warrants and subscribe for the resulting whole number of Common Shares or any lesser whole number of Common Shares by forwarding the aggregate Exercise Price for each Common Share subscribed for in accordance with the Terms and Conditions.

The Exercise Price is payable in Canadian funds by certified cheque, bank draft or money order drawn to the order of the Corporation, or by electronic funds transfer or other similar payment mechanism. All payments must be forwarded to the Corporation attention: the Chief Executive Officer. The entire Exercise Price for Common Shares subscribed for must be paid at the time of subscription and must be received by the Corporation prior to the Time of Expiry on the applicable Exercise Date.

The subscription rights in effect under the Warrants for Common Shares of the Corporation issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Terms and Conditions. Any determination as to such adjustment shall be made by the Corporation, in its sole and absolute discretion, shall be subject to the prior approval of the TSX Venture Exchange, and shall for all purposes be conclusive and binding on all holders of Warrants.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Terms and Conditions and in this Warrant Certificate.

The Terms and Conditions provide that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders of Warrants held in accordance with the provisions of the Terms and Conditions and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Warrants.

The Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the office of the Corporation by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, upon compliance with the conditions prescribed in the Terms and Conditions including the execution of the Transfer Form attached to this Warrant Certificate and all applicable laws and upon compliance with such reasonable requirements as the Corporation may prescribe.

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

(full name of Transferee)	(full address of Transferee)

____________________ Warrants of DiaMedica Therapeutics Inc. registered in the name of the undersigned on the records of the Corporation represented by the attached Warrant Certificate and irrevocably appoints the Corporation the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED the ______ day of ________________, _______

Signature Guaranteed	(Signature of Warrantholder)

Instructions:

1)	The signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2)

If the Transfer Form is signed on behalf of a corporation, partnership, association, or by an agent, trustee, executor, administrator, curator, guardian, attorney or any person acting in a judicial or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3)	The signature on the Transfer Form must be guaranteed by one of the following methods:

In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the US: Warrantholders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

4)

This Warrant bears a restrictive legend under the U.S. Securities Act of 1933, this transfer must be accompanied by a legal opinion of counsel or other evidence of exemption reasonably satisfactory to DiaMedica Therapeutics Inc.

5)	Warrants shall only be transferable in accordance with applicable laws.

EXERCISE FORM

TO:          DiaMedica Therapeutics Inc.

The undersigned hereby exercises the right to acquire _______________________Common Shares of DiaMedica Therapeutics Inc. as constituted on December 18, 2017 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) in accordance with and subject to the provisions of such Warrant Certificate. The Exercise Price payable shall be the number of Common Shares listed above multiplied by the Exercise Price (as defined in the Terms and Conditions attached to the Warrant Certificate).

The Common Shares (or other securities or property) are to be issued as follows:

Name:

Address in full:

Social Insurance Number/Business Number:

Note: If further nominees intend, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of ______________, ______

Signature Guaranteed	(Signature of Warrantholder)

(Print full name)

(Print full address)

Instructions:

1.	The certificates are issued subject to the terms and conditions attached as Schedule “A” to the Warrant Certificate.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by one of the following methods:

In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the US: Warrantholders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

2.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judicial or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE TO WARRANT CERTIFICATE

TERMS AND CONDITIONS OF WARRANTS OF DIAMEDICA THERAPEUTICS INC.

(the “Terms and Conditions”)

ARTICLE 1
INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Applicable Legislation" means the provisions of the Canada Business Corporations Act as from time to time amended;

(b)	"Business Day" means a day that is not a Saturday, Sunday, a day on which banks are closed in the City of Toronto, Ontario or a civic or statutory holiday in the City of Toronto, Ontario;

(c)	"certificate of the Corporation" means a certificate signed in the name of the Corporation by its Chairman, President or Chief Financial Officer and may consist of one or more instruments so executed.

(d)	"Common Shares" means, subject to Section 4.1, fully paid and non assessable common shares of the Corporation as presently constituted;

(e)	"Corporation's Auditors" means a firm of chartered accountants duly appointed as auditors of the Corporation;

(f)	"Counsel" means a barrister or solicitor or a firm of barristers and solicitors retained by the Corporation;

(g)

"Current Market Price" of the Common Shares at any date means the volume-weighted average trading price per share for such shares for the last ten consecutive Trading Days ending three trading days prior to such date on the Exchange or, if on such date the Common Shares are not listed on the Exchange, on such stock exchange upon which such shares are listed and as selected by the directors, or, if such shares are not listed on any stock exchange, then on such over the counter market or otherwise as may be determined by the directors, acting reasonably;

(h)

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference without more to action "by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(i)	"Effective Date" means the date hereof;

(j)	"Exchange" means the TSX Venture Exchange;

(k)

"Exercise Date" means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is duly surrendered for exercise along with full payment of the Exercise Price, all in accordance with the terms hereof;

(l)	"Exercise Price" means USD$0.35 per share, subject to adjustment as provided herein;

(m)	"Expiry Date" means December 18, 2019;

(n)	"person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(o)	"Shareholder" means a holder of record of one or more Common Shares;

(p)

"Subsidiary of the Corporation" or "Subsidiary" means any corporation of which more than fifty (50%) percent of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary;

(q)	“Terms and Conditions” means these Terms and Conditions which form a part of the Warrant Certificate;

(r)	"Time of Expiry" means 5:00p.m. (Central time) on the Expiry Date;

(s)

"Trading Day" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over the counter market means a day on which the Exchange is open for the transaction of business;

(t)	"Units" means the units offered by the Corporation pursuant to a non-brokered private placement, each such unit consisting of one Common Share and one Warrant;

(u)

"Voting Shares" means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

(v)

"Warrant" means a whole Common Share purchase warrant of the Corporation, with one Warrant forming part of each Unit, and to be issued pursuant to and in accordance with this Warrant Certificate entitling holders of each whole Warrant to acquire one Common Share at the Exercise Price until the Time of Expiry for each whole common share purchase Warrant held, subject to the terms and conditions herein;

(w)	"Warrant Certificate" means this Warrant certificate exhibits, attachments and schedules thereto;

(x)

"this Warrant Certificate" "this Certificate", "herein", "hereby", "hereof" and similar expressions mean and refer to this Warrant Certificate; and the expressions "Article", "Section", "subsection" and "paragraph" followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Warrant Certificate;

(y)	"Warrantholder", or "holder" means the person who is the registered owner of the Warrants;

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

The division of these Terms and Conditions into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of these Terms and Conditions.

1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence of this Warrant Certificate.

1.6	Currency

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

1.7	Applicable Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts. Each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to all matters arising out of this Warrant Certificate and the transactions contemplated herein.

ARTICLE 2
ISSUE OF WARRANTS

2.1	Terms of Warrants

(a)	Each Warrant shall entitle the holder thereof, upon the exercise thereof prior to the Time of Expiry, to acquire one (1) Common Share on payment of the Exercise Price.

(b)	No fractional Warrants shall be issued or otherwise provided for hereunder.

(c)	The number of Common Shares which may be acquired pursuant to the exercise of Warrants shall be adjusted in the circumstances and in the manner specified in Article 4.

2.2	Warrantholder not a Shareholder

Nothing in the holding of a Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.3	Form of Warrants

The Warrants shall be issued in certificated form and shall be dated as of the Effective Date regardless of the date of issuance, shall bear such legends and distinguishing letters and numbers as the Corporation may, subject to applicable securities laws, prescribe, and shall be issuable in any denomination excluding fractions.

2.4	Signing of Warrant Certificates

The Warrant Certificates shall be signed (with or without the seal of the Corporation) by any one director or officer of the Corporation. The signatures of any such director or officer may be mechanically reproduced in facsimile or other electronically transmitted form and Warrant Certificates bearing such a signature shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile or other electronically transmitted signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, be a valid and binding obligation of the Corporation and the holder thereof shall be entitled to the benefits of this Warrant Certificate.

2.5	Issue in Substitution for Warrant Certificates Lost, etc.

(a)

If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to Subsection 2.5(b), shall issue, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in substantially the same as this Warrant Certificate and the Warrants evidenced thereby shall be entitled to the benefits hereof.

(b)

The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.5 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation, in its sole discretion, acting reasonably, and such applicant shall also be required to furnish an indemnity or security in amount and form satisfactory to the Corporation, in its sole discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

2.6	Exchange of Warrant Certificates

(a)

Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Corporation, be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants as represented by the Warrant Certificate or Warrant Certificates tendered for exchange.

(b)

Warrant Certificates may be exchanged only at the Corporation or at any other place that is designated by the Corporation. Any Warrant Certificate tendered for exchange shall be cancelled by the Corporation.

(c)	The Corporation shall sign all Warrant Certificates necessary to carry out exchanges as aforesaid.

(d)	Warrant Certificates issued pursuant to this Section 2.6 shall be in same form and shall bear the same legends as those Warrant Certificates they are exchanged for.

2.7	Transfer and Ownership of Warrants

(a)

A Warrantholder may transfer his or her Warrants in the manner and subject to the terms set out in this Warrant Certificate. Each Warrantholder, by its acceptance of the Warrants, will be deemed to have acknowledged and agreed to the restrictions on the transfer of Warrants set out herein.

(b)

Subject to Subsection 2.7(c), title to the Warrants shall be transferable by delivery of the Warrant Certificates and the duly completed and executed transfer form, together with all necessary endorsements or proper instruments of transfer; provided that registration of the transfer by the Corporation shall be necessary to become a registered holder of the Warrant Certificate and to enjoy the rights and benefits of registration set out in this Warrant Certificate. The Corporation may deem and treat the registered owner of any Warrant as the beneficial owner thereof for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary except as required by statute or court of competent jurisdiction.

(c)

Warrants may only be transferred on the register of the Corporation kept at the Corporation by the registered holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, upon surrendering to the Corporation for cancellation the Warrant Certificate evidencing such Warrants and upon compliance with:

(i)     the conditions set forth in this Warrant Certificate;

(ii)	such reasonable requirements as the Corporation may prescribe, including, without limitation, the payment of all stamp taxes or governmental or other charges arising by reason of such transfer; and

(iii)	all applicable securities legislation and requirements of regulatory authorities.

Upon satisfaction of all such requirements, the Corporation shall, subject to Subsection 2.7(d), record such transfer in such register and issue to the transferee a Warrant Certificate evidencing the Warrants transferred.

(d)

Notwithstanding any provision to the contrary contained in this Warrant Certificate, the Corporation will, on the advice of counsel, acting reasonably, be entitled to refuse to recognize and transfer, or enter the name of any transferee of any Warrant on the register if such transfer would constitute a violation of the securities laws of any jurisdiction.

(e)

The holder of Warrants evidenced by a Warrant Certificate may transfer a number of Warrants less than the total number of Warrants evidenced by such Warrant Certificate. In the event of a transfer by a holder of a number of Warrants of less than the total number evidenced by a surrendered Warrant Certificate, the holder shall be entitled to receive a new Warrant Certificate evidencing the balance of the Warrants that are not being transferred.

(f)

The Corporation will deem and treat the registered owner of any Warrant as the beneficial owner thereof for all purposes and the Corporation shall not be affected by any notice to the contrary. Subject to the provisions of this Warrant Certificate and applicable legislation, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants free from all equities or rights of set off or counterclaims between the Corporation and the original and any intermediate holder of the Warrants, and the issue of Common Shares by the Corporation, upon the exercise of Warrants by any Warrantholder in accordance with the terms and conditions herein contained, shall discharge all responsibilities of the Corporation with respect to such Warrants and the Corporation shall not be bound to inquire into the title of any such holder.

(g)

The Warrants and the Common Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act, or the securities laws of any State, and may not be transferred unless the Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable States or an exemption or exclusion from such registration requirements is available. The Corporation shall not permit the transfer of any Warrants unless the holder thereof has provided to the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Warrants does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities.

The Corporation shall be protected in acting and relying on the address provided for purposes of determining if the transfer is to a U.S. Person.

2.8	Charges for Exchange or Transfer

Except as otherwise herein provided, a reasonable charge shall be levied to the Corporation in respect of the transfer or the exchange of a Warrant Certificate or the issue of a new Warrant Certificate(s) pursuant hereto including the reimbursement of the Corporation for any and all transfer, stamp or similar taxes or other governmental charges required to be paid by the holder requesting such transfer or exchange as a condition precedent to such transfer or exchange.

2.9	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered pursuant to this Warrant Certificate shall be returned to the Corporation for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Corporation.

2.10	Assumption by Transferee and Release of Transferor

Upon becoming a Warrantholder in accordance with the provisions of this Warrant Certificate, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by these Terms and Conditions. Upon the registration of such transferee as the holder of a Warrant, the transferor shall cease to have any further rights under this Warrant Certificate with respect to such Warrant or the Common Share in respect thereof.

ARTICLE 3
EXERCISE OF WARRANTS

3.1	Exercise of Warrants by the Holder

(a)

Prior to the Exercise Date, the registered holder of Warrants may exercise the right conferred on such holder to purchase Common Shares by delivering to the Corporation as hereinafter provided, a duly completed and executed exercise form in the form approved by the Corporation and substantially in the form attached hereto as Schedule “A” (the “Exercise Form”) of the registered holder, or his or her executors, or administrators or other legal representative or his or her attorney duly appointed by an instrument in writing in a form and manner satisfactory to the Corporation, together with such other documentation as the Corporation may reasonably require, specifying the number of Common Shares subscribed for together with a certified cheque, bank draft or money order in lawful currency of Canada payable to or to the order of the Corporation at par in an amount equal to the Exercise Price multiplied by the number of Common Shares being purchased.

(b)

Each Exercise Form referred to in Subsection 3.1(a) shall be signed by the Warrantholder or the Warrantholder’s executors or administrators or other legal representatives or an attorney of the Warrantholder duly appointed by an instrument in writing satisfactory to the Corporation, acting reasonably, and shall specify the number of Common Shares which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the applicable Warrant Certificate surrendered).

(c)

The Corporation may stipulate such requirements respecting the exercise of Warrants as it determines to be necessary for the purpose of effecting such exercise in a commercially reasonable manner. Any expense associated with the preparation and delivery of Exercise Forms will be for the account of the Warrantholder.

(d)

Notwithstanding the foregoing in this Section 3.1, a Warrantholder who exercises Warrants pursuant to this Section 3.1 will be deemed to have certified that the Warrantholder is not a resident of the United States or a U.S. Person on the Exercise Date. “United States” and “U.S. Person” are as defined in Regulation S under the United States Securities Act of 1933, as amended.

3.2	Transfer Fees and Taxes

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall comply with such reasonable requirements as the Corporation may prescribe and shall pay to the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

3.3	Effect of Exercise of Warrants

(a)

Upon the exercise of Warrants pursuant to Section 3.1 and subject to Section 3.4, the Common Shares to be issued shall be issued and the person or persons to whom such Common Shares are to be issued shall become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares issued upon the exercise of any Warrants shall be issued and such person or persons shall become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened.

(b)

Upon the due exercise of Warrants pursuant to Section 3.1 and subject to Section 3.4, the Corporation or its nominee shall, as soon as practicable and in any event within five (5) Business Days after the Exercise Date, cause to be mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Corporation where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Common Shares issued upon exercise of the Warrants evidenced by the Warrant Certificate.

3.4	Partial Exercise of Warrants; Fractions

(a)

The holder of any Warrants may exercise his right to acquire Common Shares in part and may thereby acquire a number of Common Shares less than the aggregate number which such holder is entitled. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

(b)

Notwithstanding anything herein contained, including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants (and after taking into account the aggregate number of Common Shares purchased pursuant to the exercise of all Warrants by a particular holder on a particular Exercise Date), to issue fractions of Common Shares or to distribute certificates which evidence a fractional Common Share. The Corporation shall not be required to make any payment to a Warrantholder who, absent this Subsection 3.4(b), would otherwise have been entitled to receive a fractional Common Share.

3.5	Expiration of Warrants

(a)

Immediately after the Time of Expiry, all rights under any Warrant in respect of which the right of acquisition herein and therein provided for shall not have been exercised shall cease and terminate and such Warrant shall be void and of no further force or effect except to the extent that the Warrantholder has not received certificates representing the Common Shares held by it, in which instances the Warrantholder's rights hereunder shall continue until it has received that to which it is entitled hereunder.

(b)

Notwithstanding anything else to the contrary contained herein, if at any time prior to December 19, 2019 the volume-weighted average trading price of the Common Shares on the Exchange (or such other recognized Canadian stock exchange as the Common Shares are then trading on) exceeds USD$0.60 per share for a period of 21 consecutive trading days, the Corporation may, at its option, accelerate the Expiry Date by delivery of an Acceleration Notice to the Warrantholder and issuing an Acceleration Press Release, and, in such case, the Expiry Date shall be deemed to be the 21st day following the later of (i) the date on which the Acceleration Notice is sent to the Warrantholder, and (ii) the date of issuance of the Acceleration Press Release.

3.6	Securities Restrictions

Notwithstanding anything herein contained, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction, and without limiting the generality of the foregoing, in the event that the Warrants are exercised pursuant to Section 3.1, the certificates representing the Common Shares thereby issued will bear such legend as may, in the opinion of Counsel to the Corporation, be necessary in order to avoid a violation of any securities laws of any province in Canada or of the United States or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of Counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

ARTICLE 4
ADJUSTMENT OF NUMBER OF COMMON SHARES

4.1	Adjustment of Number of Common Shares

The acquisition rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)

issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the then outstanding Common Shares by way of stock dividend or otherwise (other than the issue of Common Shares to holders of Common Shares pursuant to their exercise of options or the exercise of previously granted warrants, including the Warrants issued hereunder, or as dividends in the form of Common Shares in lieu of dividends paid in the ordinary course on the Common Shares);

then the Exercise Price shall be adjusted, in the case of any action described in (i) or (ii) above, on the effective date thereof, and, in the case of any action described in (iii) above, immediately after the record date thereof by multiplying the Exercise Price in effect immediately prior to such effective date or the close of business on such record date, as the case may be, by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such effective date or the close of business on such record date, as the case may be, and the denominator shall be the total number of Common Shares outstanding on such effective date or immediately after such record date, as the case may be, and, upon any adjustment of the Exercise Price pursuant to this subsection 4.1(a), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment. Such adjustment shall be made successively whenever any event referred to in this subsection 4.1(a) shall occur;

(b)

if and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Subsection 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, a Warrantholder shall be entitled to receive and shall accept, in lieu of the number of Common Shares originally sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such consolidation, amalgamation, arrangement or merger, or to which such sale, lease, exchange or transfer may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, lease, exchange or transfer, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares originally sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this Subsection 4.1(b), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale, lease, exchange or transfer, issue a new Warrant Certificate or amend this Warrant Certificate which shall provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any warrant certificate issued by the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Corporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, reorganizations, consolidations, amalgamations, arrangements, mergers, sales, leases, exchanges or transfers;

(c)	if and whenever at any time after the date hereof and prior to the Time of Expiry:

(i)

the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion price per share or exchange price per share) less than 95% of the Current Market Price on such record date, and

(ii)

the Corporation does not fix a record date for the same date as the record date provided in (c)(i) for the issuance to the Warrantholder of equivalent rights, options or warrants as provided to holders of Common Shares in the event described in (c)(i) and on equivalent terms thereto, then, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by the following fraction:

A + (B / C)

  A + D

Where:

A	=	Total number of Common Shares outstanding on the record date

B	=

Aggregate gross price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered)

C	=	Current Market Price on the record date

D	=	Total number of additional Common Shares offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable)

and,

(iii)	any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation;

(iv)	such adjustment shall be made successively whenever such a record date is fixed;

(v)

to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number and aggregate price of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be; and

(vi)

upon any adjustment of the Exercise Price pursuant to this subsection 4.1(c), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

(d)	if and whenever at any time after the date hereof and prior to the Time of Expiry:

(i)	the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

(A)	securities of any class, whether of the Corporation or any other corporation (other than a distribution of securities in respect of which an adjustment is provided for in Section 4.1(a), (b) or (c));

(B)	evidence of its indebtedness; or

(C)	assets or property of the Corporation; and

(ii)

the Corporation does not fix a record date for the same date as the record date provided for in (d)(i) for the issuance to the Warrantholder of equivalent shares, evidence of indebtedness, assets or property as provided to holders of Common Shares in the event described in (d)(i) and on equivalent terms thereto, then, and in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by the following fraction:

(A x B) - C

  A x B

Where:

A	=	Total number of Common Shares outstanding on such record date

B	=	Current Market Price on such record date

C	=	Aggregate fair market value of such securities, evidence of indebtedness or assets so distributed and,

(iii)	any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation;

(iv)	such adjustment shall be made successively whenever such a record date is fixed;

(v)

to the extent that such distribution is not so made or any rights, options or warrants distributed are not exercised prior to their expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares, evidences of indebtedness or assets actually distributed, as the case may be; and

(vi)

upon any adjustment of the Exercise Price pursuant to Subsection 4.1(d), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

(e)

the adjustments provided for in this Article 4 in the number of Common Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this Section 4.1, the term "Common Shares" where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of its Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant;

(f)

subject only to this Article 4, no Warrantholder shall be entitled to receive at any time cash or property of any kind in lieu of those Common Shares issuable on the exercise of the Warrants held by such Warrantholder; and

(g)

if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall take any action affecting or relating to the Common Shares, other than any action described in this Article, which in the opinion of the Corporation would prejudicially affect the rights of any holders of Warrants, the number of Common Shares to be issued on the exercise of Warrants and the exercise price thereof will, subject to the approval of the Exchange, be adjusted by the Corporation in such manner, if any, and at such time, as the Corporation may in its sole discretion determine to be equitable in the circumstances.

4.2	No De Minimis Adjustments

No adjustment in the Exercise Price or in the number of Common Shares subject to the right of purchase under each Warrant shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Common Shares subject to the right of purchase under each Warrant would change by at least 1/100th of a Common Share, provided, however, that any adjustments, which, except for the provisions of this Subsection 4.2 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

4.3	Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Warrant Certificate, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.4	Determination by Corporation's Auditors

In the event of any question arising with respect to the adjustments provided for in this Article 4, such question shall be conclusively determined by the Corporation's Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrantholder and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non assessable all the shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrantholder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation's Auditors verifying such calculation.

4.7	Notice of Special Matters

The Corporation covenants with the Warrantholder that, so long as any Warrants remain outstanding, it will give notice to the Warrantholder of its intention to fix a record date that is prior to the Expiry Date for the issuance of rights, options or warrants (other than the Warrants) to all or substantially all the holders of its outstanding Common Shares. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case at least 14 days prior to such applicable record date.

4.8	No Action after Notice

The Corporation covenants with the Warrantholder that it will not close its transfer books or take any other corporate action which might deprive the Warrantholder of the opportunity to have exercised its right of acquisition pursuant thereto during the period of 14 days after the giving of the notice set forth in Section 4.7.

ARTICLE 5
RIGHTS OF THE CORPORATION AND COVENANTS

5.1	General Covenants

The Corporation covenants with the Warrantholder that so long as any Warrants remain outstanding:

(a)	it will allot and reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)

it will cause the Common Shares and any certificates representing the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with this Warrant Certificate, if any, and the terms hereof;

(c)	upon payment of the Exercise Price, all Common Shares which shall be issued upon exercise of the rights to acquire provided for in this Warrant Certificate shall be fully paid and non assessable;

(d)

it will use its reasonable commercial efforts to maintain its corporate existence; carry on and conduct its business in a proper, efficient and business-like manner in accordance with good business practice; keep or cause to be kept proper books of account in accordance with Canadian generally accepted accounting practice;

(e)

it will use its reasonable commercial efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the Exchange, provided that the foregoing shall not restrict or prevent the Corporation from (i) completing a plan of arrangement, take over bid or other business combination which could or may result in delisting of the Common Shares or (ii) graduating to the Toronto Stock Exchange or listing its shares on another recognized stock exchange in Canada or the United States;

(f)

it will use its reasonable commercial efforts to maintain its status as a reporting issuer in good standing, in the provinces of Alberta, British Columbia, Manitoba, Ontario and Québec provided that the foregoing shall not restrict or prevent the Corporation from completing a plan of arrangement, take over bid or other business combination which could or may result in the Corporation ceasing to be a reporting issuer in any such jurisdiction;

(g)

it will use its reasonable commercial efforts to make all requisite filings to be made by it under applicable Canadian securities legislation and stock exchange rules including without limitation to report the exercise of the rights to acquire Common Shares pursuant to Warrants or otherwise; and

(h)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Warrant Certificate.

5.2	Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation, the Corporation may purchase from time to time by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Warrant Certificates representing the Warrants purchased pursuant to this Section 5.2 shall forthwith be cancelled by the Corporation upon receipt by the Corporation of the Warrant Certificate. No Warrants shall be issued in replacement thereof.

ARTICLE 6
ENFORCEMENT

6.1	Immunity of Shareholders, etc.

By the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or of any successor Corporation on any covenant, agreement, representation or warranty by the Corporation contained in this Warrant Certificate.

6.2	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future shareholders, directors, officers, employees or agents of the Corporation or of any successor Corporation, but only the property of the Corporation or of any successor Corporation shall be bound in respect hereof.

ARTICLE 7
GENERAL

7.1	Notice to the Corporation and the Warrantholder

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrantholder shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if sent by facsimile:

If to the Corporation:

DiaMedica Therapeutics Inc.

c/o Diamedica USA Inc,

Two Carlson Parkway

Suite 260

Minneapolis, Minnesota

55447

Attention:     Chief Executive Officer

Facsimile:     (763) 710-4456

If to the Warrantholder:

[●]

Attention:     [●]

Email:           [●]

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the actual posting of the notice, or if sent by facsimile or email, the next Business Day after transmission provided that transmission has been completely and accurately transmitted.

(b)

The Corporation or the Warrantholder may from time to time notify the other in the manner provided in subsection 7.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrantholder, as the case may be, for all purposes of this Warrant Certificate.

(c)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholder or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered or sent by telecopier or facsimile at the appropriate address or number provided in Subsection 7.1(a).

7.2	Satisfaction and Discharge of Warrant Certificate

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Corporation for exercise or destruction all Warrant Certificates theretofore certified hereunder; or

(b)	the Time of Expiry,

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder and if all payments required to be made in compliance with the provisions of Article 4 have been made in accordance with such provisions, this Warrant Certificate shall cease to be of further effect and the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Warrant Certificate.

7.3	Provisions of Warrant Certificate and Warrants for the Sole Benefit of the Corporation and Warrantholder

Nothing in this Warrant Certificate, expressed or implied, shall give or be construed to give to any person other than the Corporation and the Warrantholder, any legal or equitable right, remedy or claim under this Warrant Certificate, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the Corporation and the Warrantholder.

7.4	Evidence of Ownership

(a)

Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Corporation stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

(b)	The Corporation may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person:

(i)	the signature of any officer of any bank, trust company, or other depositary satisfactory to the Corporation as witness of such execution,

(ii)

the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof,

(iii)	a statutory declaration of a witness of such execution, or

(iv)	such other documentation as is satisfactory to the Corporation.

7.5	Privacy Laws

The Corporation acknowledges that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Warrant Certificate. Despite any other provision of this Warrant Certificate, the Corporation shall take or direct any action that would contravene applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.

7.6	Severability

The invalidity or unenforceability of any particular provision of this Warrant Certificate shall not affect or limit the validity or enforceability of the remaining provisions of this Warrant Certificate.